UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
UPBANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        On February 14, 2003, Upbancorp, Inc. ("Upbancorp"), and Bridgeview Bancorp, Inc. ("Bridgeview"), and Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview ("MergerSub"), entered into an Agreement and Plan of Merger, pursuant to which MergerSub will be merged with and into Upbancorp. As a result of the merger, each issued and outstanding share of Upbancorp common stock (excluding treasury shares) will be converted into approximately $67.90 cash.

        The merger is subject to approval by the shareholders of Upbancorp who own at least a majority of the issued and outstanding common stock of Upbancorp, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and Plan of Merger. The Agreement and Plan of Merger is included as Exhibit 2.1 to the Form 8-K filed by Upbancorp on February 18, 2003 and is incorporated by reference into this filing..

        Pursuant to the Agreement and Plan of Merger, upon consummation of the merger, the certificate of incorporation of MergerSub shall be the certificate of incorporation of the surviving corporation, and the bylaws of MergerSub shall be the bylaws of the surviving corporation, until each is amended in accordance with law. The directors and officers of MergerSub will be the directors and officers of the surviving corporation.

        The Agreement and Plan of Merger may be terminated by either Bridgeview or Upbancorp if the merger has not been consummated by August 1, 2003, provided the party seeking to terminate the Agreement and Plan of Merger is not then in material breach of the Agreement and Plan of Merger.

        Consummation of the merger will result in the termination of the registration of Upbancorp common stock pursuant to the Securities Exchange Act of 1934.

JOINT PRESS RELEASE DATED FEBRUARY 18, 2003:

For Additional Information Contact:
Tim Ryan
Bridgeview Bancorp, Inc.
312-919-3989

BRIDGEVIEW BANK TO ACQUIRE UPTOWN NATIONAL BANK
Acquisition Underscores Bridgeview's Commitment to
Extend Community Banking Presence in Chicago

        CHICAGO, February 18, 2003—Bridgeview Bancorp, Inc. and Upbancorp, Inc. (OTC: UPBN) today announced they have signed a definitive agreement for Bridgeview Bank Group to acquire Upbancorp, Inc. and its subsidiary, Uptown National Bank of Chicago, for $56.7 million or $67.90 per share, subject to adjustment. The acquisition is expected to close in the second quarter.

        Uptown National Bank, with assets of more than $400 million and over 150 employees, is headquartered in Chicago and has five full-service offices located on the north side of the City, serving the communities of Uptown, Edgewater, Lake View, Andersonville and Lincoln Square and also operates a loan production facility in Aurora. Uptown has two full-service banks serving the Phoenix, Arizona area operating under the name of Heritage Bank. Uptown offers its customers a complete range of retail, commercial and real estate banking services.

        "We are thrilled to be able to acquire a bank the caliber of Uptown" stated Peter J. Haleas, Chairman of Bridgeview Bancorp, Inc. "Uptown offers us a tremendous opportunity to establish ourselves in some of the most dynamic neighborhoods in the city. Our research suggests Uptown and the surrounding neighborhoods are undergoing an impressive revitalization and are attracting a diverse mix of homeowners, renters and commercial businesses that we feel will benefit from the type of community-based, customer-focused banking services that Bridgeview has become known for. Additionally, we are excited about the prospects for growth in the dynamic Phoenix, Arizona marketplace."

        "Bridgeview Bank is an ideal partner for Uptown and our customers," said Richard K. Ostrom, Chairman, President and CEO of Upbancorp, Inc. and Uptown National Bank. "As we negotiated elements of this transaction, we experienced a real synergy with Bridgeview and our shared commitment to the values of community banking. Bridgeview's 'better banking experience' philosophy assures us that Uptown's customers will continue to experience high-quality banking products backed by high-quality service."

        According to Haleas, Bridgeview Bank will continue to explore growth opportunities in Chicago, Phoenix, and other key markets where they see an opportunity to extend their entrepreneurial approach to community banking.

        In connection with this transaction, Howe Barnes Investments, LLC acted as financial advisor to Upbancorp, Inc. Hinshaw & Culbertson represented Upbancorp as legal counsel. Vedder Price served as legal counsel to Bridgview Bancorp, Inc.

About Bridgeview Bancorp, Inc.

        Bridgeview Bancorp, Inc. was founded in 1971 in Bridgeview, Illinois. Today, Bridgeview Bank operates full-service banking locations in Bridgeview, Lincoln Park, Lincolnshire, Oswego, Wicker Park, Woodridge and Zion-Benton. The bank also operates Bridgeview Capital Solutions (BCS) in Atlanta, Georgia; Bridgeview Payment Solutions (BPS) in Westmont, Illinois and Tampa Florida; and Bridgeview Bank, N.A. in Oklahoma City, Oklahoma.

Forward Looking Information

        When used in this press release or other public shareholder communications, in filings with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Various factors could cause actual results to differ materially from the results anticipated or projected. These factors include, but are not limited to, the following: (1) the requisite shareholder and/or regulatory approvals of the transaction might not be obtained within the contemplated time frame or at all; (2) competitive pressures among depository institutions; (3) the credit risks of lending activities; (4) changes in the interest rate environment and in the demand for loans; (5) general economic conditions, either nationally or in the states in which the combined company will be doing business, might be less favorable than expected; (6) new legislation or regulatory changes; (7) changes in accounting principles, policies or guidelines; and (8) changes in the securities markets. Bridgeview and Upbancorp do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Statements

        A proxy statement will be filed with the Securities and Exchange Commission in connection with the proposed transaction. The proxy statement will be sent to the shareholders of Upbancorp seeking their approval of the proposed transaction. Bridgeview shareholders will not be required to vote on the transaction.

        Investors and security holders of Upbancorp are advised to read the proxy statement when it becomes available because it will contain important information. When filed, this document can be obtained free of charge from the web site maintained by the SEC at http://www.sec.gov. This document also can be obtained free of charge upon written request to Upbancorp, Inc., 4753 N. Broadway, Chicago, Illinois 60640 Attention: Evy Alsaker, or by calling (773) 878-2000.

        Upbancorp and its directors may be deemed to be participants in the solicitation of proxies for Upbancorp to approve the merger. Information about Upbancorp's directors is set forth in the proxy statement for its 2002 Annual Meeting of shareholders filed with the Commission on March 15, 2002. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Upbancorp. Additional information about the interest of Upbancorp's directors in the merger may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.